EXHIBIT 23. (p)(2)(x)

LEE FINANCIAL GROUP HAWAII, INC.

LEE FINANCIAL SECURITIES, INC.

CODE OF ETHICS

ATTACHMENT A

Effective: February 1, 2005

Amended: October 2, 2017

List of Access Persons

Edwin Chau - Analyst

Nora Foley – Corporate Vice President, CCO, CFO

Christine Iha - Administration

Jandi Iha – Administration

Stephanie Kuwaye – Senior Administrator

Janel Lam - Administration

Lugene Lee - Director, Corporate Vice President, Secretary

Summer Lee – Wealth Manager

Terrence Lee - Director, President and CEO

Kathy Lum – Vice President Wealth Manager

Barry Magaoay – Vice President Wealth Manager

Lee Ann Matsuda – Vice President

Charlotte Meyer - Director, Corporate Vice President and Director of Finance

Amber Suhas – Wealth Manager

Charlotte Teruya – Wealth Manager

List of Investment Personnel

Edwin Chau - Analyst

Summer Lee – Wealth Manager

Terrence Lee - Director, President and CEO

Kathy Lum – Vice President Wealth Manager

Barry Magaoay – Vice President Wealth Manager

Amber Suhas – Wealth Manager

Charlotte Teruya – Wealth Manager

Review Officer

Nora Foley - Compliance Officer

Alternate Review Officer

Terrence Lee – President and CEO, Director